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                                                                 EXHIBIT 10.106

                                                               [NAME OF GRANTEE]

                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT, made as of ____________, 200 (the "Award Date"), by and between [NAME OF GRANTEE], residing at ____________________________("Name" or "Stockholder") and UICI, a Delaware corporation (the "Company");

                              W I T N E S S E T H:

      WHEREAS, the Company has adopted the UICI 2005 Restricted Stock Plan (the "Plan"), pursuant to which the Company may from time to time and subject to the terms thereof make awards of restricted shares of the Company's Common Stock to Eligible Participants in the Plan.

      WHEREAS, Stockholder is an employee of the Company and constitutes an Eligible Participant under the Plan and, in connection with such employment the Company desires to award Stockholder shares of common stock ("Common Stock") of the Company, subject to the terms of this Agreement and the Plan;

      NOW, THEREFORE, the parties hereto agree as follows:

1.    AWARD. Stockholder is hereby awarded ___________________________________
      (______)shares of Common Stock (the "Restricted Shares"), subject to the terms and conditions of this Agreement and the Plan.

2. REGISTRATION OF SHARES. The shares of Common Stock awarded hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 under the Securities Act. The shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. The Company has no obligation or current intention of registering the shares under the Securities Act. Stockholder represents that he or she is acquiring the Common Stock awarded hereunder for investment and not for the purposes or with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that such shares will not be disposed of in violation of the registration requirements of the Securities Act or any other applicable law.

3.    TRANSFER RESTRICTIONS.

      (a) Restriction on Transfer. The Stockholder shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to a Restricted Period under Section 4. Such restriction on transfer, however, shall not be applicable to (i) a gratuitous transfer of Restricted Shares made to the Stockholder's spouse or family members, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse or family members, or (ii) a

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            transfer of title to the Restricted Shares effected pursuant to the
            Stockholder's will or the laws of intestate succession.

      (b) Transferee Obligations. Each person (including a trust) to whom Restricted Shares are transferred by means of one of the permitted transfers specified in Section 3(a) must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to forfeiture during the Restricted Period set forth in Section 4, to the same extent such shares would be so subject if retained by the Stockholder.

4. RESTRICTED PERIOD.

      (a) Restricted Period; Vesting. The Restricted Shares shall vest over a -year period at % per year from the Award Date, so that, subject to the following provisions of this Section 4, the "Restricted Period" shall lapse with respect to, and the Stockholder shall accordingly acquire a vested interest in, 100% of the Restricted Shares awarded hereunder on the anniversary of the Award Date (the "Vesting Date").

      (b) Forfeiture of Restricted Shares. If the Stockholder ceases to provide material services to the Company as an employee, independent contractor, consultant, advisor, director or otherwise (a "Termination Date") for any reason other than death prior to the end of the Restricted Period, any unvested shares that are subject to a Restricted Period shall be permanently forfeited.

      (c) Effect of Death; Change in Control. Notwithstanding the Section 4(a) above, the Restricted Period shall lapse with respect to all of the Restricted Shares awarded hereunder in the event of the Stockholder's death or upon a Change in Control of the Company prior to the Stockholder's Termination Date. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

            (i) any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

            (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to

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                  constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

            (iii) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company; or

            (iv) the sale of all or substantially all, or a distribution of or spin off to the stockholders of the Company of all or substantially all, of the assets of the operating group or division of the Company by which the Stockholder is now employed or with which the Stockholder is now associated, or a sale of a controlling block of capital stock of the subsidiary of the Company by which the Stockholder is now employed.

      For purposes of this Section 4, the term "Permitted Holders" means Ronald
L. Jensen, his spouse and any child of Ronald L. Jensen and any person or entity controlled by, under common control with or controlling Ronald L. Jensen or any of the foregoing persons. The term "Voting Stock" of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

5. ADJUSTMENT TO SHARES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Stockholder with respect to the Restricted Shares, shall be immediately subject to a similar Restricted Period. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of shares

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      of Restricted Shares for all purposes relating to the Restricted Period, and the Company (or its successors) may require the establishment of an escrow account for any property or money (other than regular cash dividends) distributed with respect to the shares covered by the Restricted Period in order to facilitate the exercise of such restrictions.

6. LEGENDS. All certificates representing shares of stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED OWNER AND UICI WHICH INCLUDES FORFEITURE PROVISIONS. A COPY OF THE AGREEMENT MAY BE OBTAINED UPN WRITTEN REQUEST TO THE SECRETARY OF UICI AT 9151 GRAPEVINE HIGHWAY, NORTH RICHLAND HILLS, TEXAS.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND/OR AN APPROPRIATE STATE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

7.    TAX WITHHOLDING

      (a) By execution of the Agreement, Stockholder agrees to pay all withholding and other taxes payable with respect to the Restricted Shares evidenced by this agreement, at such times as withholding requirements are imposed upon the Company and in such manner as the Company may request and to comply with all Federal and state securities laws.

      (b) Stockholder may elect, subject to approval of the Board of Directors or a committee composed of two or more non-employee directors within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 or any successor provision thereto , to satisfy the Company's tax withholding obligation, in whole or in part, by having the Company withhold shares having a fair market value equal to all or a portion of the amount required to be withheld. The value of the shares to be withheld is to be based upon the same price of the shares that is utilized to determine the amount of withholding tax that the stockholder owes. All elections under this Section 7(b) shall be (i) irrevocable, (ii) made in writing and signed by the Stockholder on a form to be prescribed by the Company and (iii) submitted to the Board of Directors or an authorized representative of the Company in advance of the date the Restricted Period expires or the Restricted Shares otherwise become taxable.

8.    MISCELLANEOUS.

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      (a)   Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      (b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed, if to the Stockholder at the address hereinabove first written, and if to the Company at 9151 Grapevine Highway, North Richland Hills, Texas 76180, Attn: General Counsel or at such other address as either party may designate to the other by ten (10) days' advance written notice to the other party hereto.

      (c) Entire Agreement. This Agreement and the Plan represent the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

      (d) No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

      (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions set forth in this Agreement.

      (f) No Implied Rights. Nothing in this Agreement shall be construed as giving Stockholder any right to be retained as an employee of the Company.

      (g) Additional Stock Issuance. Nothing in this Agreement shall be construed to limit or otherwise restrict the Company's right to issue additional Common Stock or other securities to any other party.

      (h) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                    UICI

                                    By:_______________________________________

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                                               Glenn W. Reed
                                               Executive Vice President

                                    STOCKHOLDER

                                    __________________________________________
                                    Name: